SOURCE INTERLINK COMPANIES REPORTS
FISCAL THIRD QUARTER 2009 RESULTS

Bonita Springs, Florida (December 10, 2009) – Source Interlink Companies, Inc. (NASDAQ: SORC) one of the largest publishers of magazines and online content for enthusiast audiences and a leading distributor of DVDs, CDs, magazines, video games and books, today announced financial results for the fiscal 2009 third quarter ending October 31, 2008.

The following table presents its summary consolidated results of operations (in millions):

	Adjusted Results			GAAP Results
	3Q09	3Q08	% Change	3Q09	3Q08	% Change

Revenues, net	$ 592.6	$ 640.1	(7.4)%	$ 591.7	$ 639.1	(7.4)%
Operating Income (Loss)	$ 40.2	$ 45.9	(12.4)%	$ (6.5)	$ 29.5	(122.0)%
EBITDA	$ 47.9	$ 52.5	(8.8)%	N/A	N/A
Income from Continuing
Operations	$ 9.7	$ 12.6	(22.5)%	$ (36.6)	$ (4.5)	(720.4)%
EPS - Diluted	$ 0.19	$ 0.24	(20.8)%	$ (0.70)	$ (0.09)	(677.8)%

	Adjusted Results			GAAP Results
	YTD 09	YTD 08	% Change	YTD 09	YTD 08	% Change

Revenues, net	$ 1,785.3	$ 1,549.7	15.2%	$ 1,782.8	$ 1,548.7	15.1%
Operating Income (Loss)	$ 110.0	$ 68.5	60.6%	$ (243.0)	$ 44.9	(641.4)%
EBITDA	$ 133.1	$ 82.4	61.5%	N/A	N/A
Income from Continuing
Operations	$ 24.7	$ 22.5	10.0%	$ (333.3)	$ 1.2	NM
EPS - Diluted	$ 0.47	$ 0.43	9.3%	$ (6.37)	$ 0.02	NM

NM - Result of calculation is not meaningful.

Greg Mays, Source Interlink Chairman and CEO commented on the quarter, “In the face of a very challenging macro-economic environment, Source’s performance in the third quarter was especially satisfying.  The concerted effort by our management team allowed us to execute on accelerating critically needed consolidations of our distribution and sales operations, streamlining our publishing business, and re-engineering certain functions within  our shared services organization; all of which will yield significant cost savings and better position Source  to take advantage of future opportunities in the months and years ahead.”

“We are extremely focused on improving performance and building the value in each of our individual businesses.  We believe we can gain greater efficiencies and build scale to develop an even stronger distribution system.  To that end, we are aggressively pursuing vendors and customers to gain market share with both traditional brick and mortar and digital retailers.  Our publishing business is concentrating on managing editorial and production costs, capturing new advertisers intent on reaching our demographics, and expanding our digital platform,” continued Mays.

“As we work toward these goals, our business fundamentals remain strong and we expect to see improved financial performance.  We believe that the aggressive actions taken thus far, and the potential for yet additional cost savings, will better enable us to compete most effectively and ensure our long-term success,” Mays concluded.

ABOUT ADJUSTED FINANCIAL MEASURES

The Company uses both Generally Accepted Accounting Principles (GAAP), and non-GAAP or adjusted financial measures, to evaluate and report the results of its business.  A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is available on the Company’s home page at www.sourceinterlink.com by selecting “Reconciliation of Non-GAAP Financial Measures.”

The Company provides non-GAAP or adjusted financial information in order to provide meaningful supplemental information regarding its operational performance and to enhance investors' overall understanding of the Company's current financial performance and prospects for the future. The Company believes that investors benefit from seeing its results "through the eyes" of management in addition to the GAAP presentation. Management measures Segment and enterprise performance using measures such as those disclosed in this release. This information facilitates management's internal comparisons to the Company's historical operating results.

Non-GAAP or adjusted information allows for greater transparency to supplemental information used by management in its financial and operational decision making. This information is not in accordance with or an alternative for, GAAP in the United States. It excludes items such as amortization of acquired intangible assets, impairment charges, certain reserves for the Circuit City Chapter 11 bankruptcy filing, charges incurred to consolidate and integrate distribution facilities of recently acquired businesses and non-cash stock-based compensation that may have a material effect on the Company’s net income and net income per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that its GAAP results are correctly stated, but does not use them to measure the ongoing operating performance of the Company. The non-GAAP or adjusted information provided by the Company may be different from the non-GAAP or adjusted information provided by other companies.

SEGMENT FINANCIAL PERFORMANCE

The following tables present the Company’s summary segment results of operations (in millions):

	Three Months Ended October 31,		Change		Nine Months Ended October 31,		Change
	2008	2007	Amount	Percent	2008	2007	Amount	Percent

GAAP Operating Results:

Source Interlink Media
Revenues, net	$115.2	$132.9	$(17.7)	(13.4)%	$363.0	$132.9	$230.1	173.1%
Operating Income (Loss)	$10.6	$15.6	$(5.0)	(32.0)%	$(234.5)	$15.6	$(250.0)	(1607.8)%

Source Interlink Distribution
Periodical Fulfillment Services
Revenues, net	$244.5	$253.2	$(8.7)	(3.4)%	$765.7	$736.7	$29.0	3.9%
Operating (Loss) Income	$(12.9)	$9.6	$(22.4)	(234.4)%	$(0.9)	$23.4	$(24.3)	(103.8)%

DVD/CD Fulfillment
Revenues, net	$239.1	$261.1	$(22.0)	(8.4)%	$675.5	$687.1	$(11.6)	(1.7)%
Operating Income	$1.1	$9.2	$(8.1)	(88.2)%	$9.3	$19.6	$(10.4)	(52.8)%

Shared Services
Operating Loss	$(5.3)	$(4.8)	$(0.5)	(9.5)%	$(16.9)	$(13.7)	$(3.2)	(23.4)%

Consolidated
Revenues, net	$591.7	$639.1	$(47.4)	(7.4)%	$1,782.8	$1,548.7	$234.1	15.1%
Operating (Loss) Income	$(6.5)	$29.5	$(36.0)	(122.0)%	$(243.0)	$44.9	$(287.9)	(641.4)%

Adjusted Operating Results:

Source Interlink Media
Revenues, net	$116.0	$133.9	$(17.9)	(13.4)%	$365.5	$133.9	$231.7	173.0%
Operating Income	$21.8	$26.5	$(4.7)	(17.7)%	$69.5	$26.5	$43.0	162.3%
EBITDA	$24.7	$30.0	$(5.3)	(17.7)%	$78.4	$30.0	$48.4	161.2%

Source Interlink Distribution
Periodical Fulfillment Services
Revenues, net	$244.5	$253.2	$(8.7)	(3.4)%	$765.7	$736.7	$29.0	3.9%
Operating Income	$9.4	$12.1	$(2.7)	(22.0)%	$29.3	$28.4	$0.9	3.2%
EBITDA	$11.4	$13.0	$(1.6)	(12.0)%	$34.6	$31.8	$2.8	8.9%

DVD/CD Fulfillment
Revenues, net	$239.1	$261.1	$(22.0)	(8.4)%	$675.5	$687.1	$(11.6)	(1.7)%
Operating Income	$12.6	$11.8	$0.8	6.8%	$24.4	$26.7	$(2.3)	(8.6)%
EBITDA	$14.7	$13.5	$1.3	9.4%	$31.0	$32.1	$(1.1)	(3.5)%

Shared Services
Operating Loss	$(3.6)	$(4.4)	$0.8	17.3%	$(13.2)	$(13.1)	$(0.1)	(0.4)%
EBITDA	$(2.9)	$(3.9)	$1.0	25.9%	$(10.9)	$(11.5)	$0.6	5.4%

Consolidated
Revenues, net	$592.6	$640.1	$(47.5)	(7.4)%	$1,785.3	$1,549.7	$235.6	15.2%
Operating Income	$40.2	$45.9	$(5.7)	(12.4)%	$110.0	$68.5	$41.5	60.6%
EBITDA	$47.9	$52.5	$(4.6)	(8.8)%	$133.1	$82.4	$50.7	61.5%

	Three Months Ended October 31,			Nine Months Ended October 31,
	2008	2007	Change	2008	2007	Change

Adjusted Key Operating Measures:

Source Interlink Media
Segment Revenue % of
Consolidated Revenues, net	19.6%	20.9%	(1.3)%	20.5%	8.6%	11.8%
Gross Profit Margin	72.5%	73.4%	(0.9)%	72.8%	73.4%	(0.7)%
Operating Income Margin	18.1%	19.8%	(1.7)%	18.8%	19.8%	(1.0)%

Source Interlink Distribution
Periodical Fulfillment Services
Segment Revenue % of
Consolidated Revenues, net	41.3%	39.6%	1.7%	42.9%	47.5%	(4.7)%
Gross Profit Margin	24.3%	24.1%	0.2%	24.0%	24.1%	(0.1)%
Operating Income Margin	1.6%	1.9%	(0.3)%	1.6%	1.8%	(0.2)%

DVD/CD Fulfillment
Segment Revenue % of
Consolidated Revenues, net	40.4%	40.8%	(0.4)%	37.8%	44.3%	(6.5)%
Gross Profit Margin	17.6%	17.1%	0.4%	17.3%	17.6%	(0.3)%
Operating Income Margin	1.4%	4.5%	(3.2)%	2.2%	3.9%	(1.7)%

Shared Services
Shared Services Operating
Expenses % of Consolidated
Revenues, net	0.6%	0.7%	(0.1)%	0.7%	0.8%	(0.1)%

Source Interlink Media Segment

•	Q309:
•	Segment Adjusted Revenue declined primarily due to weakness in the print advertising markets, particularly within the automotive and marine sectors.
•
Segment Adjusted Operating Income and Adjusted EBITDA declined due to the effects of declining advertising revenues, partially offset by the effects of the Company’s cost structure rationalization initiatives.  These initiatives are expected to result in approximately $11 million in cost savings on an annual run-rate basis.

•	YTD 09:
•
Segment results increased over the prior year due to the inclusion of results in the prior year period beginning on August 1, 2007. For comparative purposes proforma adjusted revenue and adjusted EBITDA for the nine-month period ending October 31, 2007 was $412.1 million and $95.7 million, respectively.

Periodical Fulfillment Services Segment

•	Q309:
•
Segment Revenue declined due in part to economic conditions which have reduced the amount of discretionary income available to our trading partners’ customers, leading to an overall reduction in net revenues compared with the same quarter last year.  Declining distribution revenue due to economic conditions has been partially offset by higher volume in manufacturing.

•	Segment Adjusted Operating Income and Adjusted EBITDA declined primarily due to the decrease in revenue noted above.

•	YTD 09:
•
Segment Revenue increased due in part to the impact of the segment winning an exclusive distribution agreement with a major bookstore customer in the third quarter of the prior year as well as increased manufacturing revenues of $8.0 million.

•
Segment Adjusted Operating Income and Adjusted EBITDA increased primarily due to the impact of increased revenues.  This increase was partially offset by increased Information Technology expenses associated with our continued integration.

DVD and CD Fulfillment Segment

•	Q309:
•
Segment Revenue declined primarily due in part to weakness in consumer demand for pre-recorded music.  Sales of CDs were $107.4 million, or 45% of total segment revenues in third quarter versus $136.2 million, or 52% of revenues in the prior year’s period.  Sales of DVDs were $126.9 million, or 53% of total segment revenues in the third quarter versus $121.1 million, or 46% of revenues in the prior year’s period.

•
Segment Adjusted Operating Income and Adjusted EBITDA increased due in part to the effects of the Company’s cost structure rationalization initiatives.  Gross margin increased due in part to favorable purchasing terms within the third quarter of fiscal 2009.

•	YTD 09:
•
Segment Revenue declined slightly due in part to weakness in consumer demand for pre-recorded music.  Sales of CDs were $318.5 million, or 47% of total segment revenues in third quarter versus $345.0 million, or 50% of revenues in the prior year’s period.  Sales of DVDs were $341.2 million, or 51% of total segment revenues in the third quarter versus $330.5 million, or 48% of revenues in the prior year’s period.

•
Segment Adjusted Operating Income and Adjusted EBITDA declined due in part to declining revenue.  Gross margin decreased due in part to a larger portion of revenues being derived from DVD sales over the same period of the prior year.

Shared Services Segment

•	Q309:
•
Segment Adjusted Operating Loss and Adjusted EBITDA improved due in part to the effects of the Company’s cost structure rationalization initiatives.  These initiatives resulted in cost savings in the Shared Services segment of approximately $1.0 million in the quarter.

•	YTD 09:
•	Segment Adjusted Operating Loss and Adjusted EBITDA remained relatively consistent with the same period of the prior year.

CASH & LIQUIDITY

•
Cash Flow – Cash Flow from operations in the third quarter 2009 was $7.7 million and on a year-to-date basis was $19.9 million compared with $47.5 million and $57.0 million in the comparable periods of the prior year.  Free Cash Flow for the third quarter 2009 was  $(1.9) million compared with $30.3 million in the same quarter of the prior year.  The decline in free cash flow is primarily related to the timing of payments between the second and third quarters of the prior year.

•
Average Cash and Revolver Balances – The Average Cash Balance for the third quarter was $11.1 million, while the average revolver balance for the third quarter was $76.0 million.  The revolver balance fluctuates based on the timing of vendor payments particularly within the Periodical Fulfillment Services segment, as well as the seasonal build-up and sell-off of inventory within the DVD and CD Fulfillment segment.

•
Long-Term Debt – The Company had $1,399.4 million of Long-Term Debt at October 31, 2008.  This balance consisted of $50.3 million drawn on the Company’s revolving credit facility, $860.2 on the Company’s Term Loan B facility, $465.0 million of 11.25% Senior Notes due 2015, and $23.9 million of other debt, which consists primarily of a $18.0 million mortgage on its Coral Springs distribution facility.

CONFERENCE CALL

Source Interlink management will host a conference call with the financial community today, Wednesday, December 10, 2009 at 4:30 p.m. EST (1:30 p.m. PST).  Greg Mays, Chairman and CEO, and Marc Fierman, Chief Financial Officer, will review the fiscal third quarter results, including a discussion of our businesses' results presented in accordance with our segments. A question and answer session will follow.

The conference call will be available on conference call lines and will be Web cast.  Investors and analysts may connect to the call by dialing 800-952-4972 (North American callers) or 416-695-9701 (International callers) and reference “Source Interlink Companies” ten minutes prior to the start time.  The call will also be available via live webcast on the Company’s Web site at www.sourceinterlink.com.

Replay of the conference call will be available through Saturday, January 10, 2009. It can be accessed by dialing (800) 408-3053 (North America) or (416) 695-5800 (International) using pass code 3275605. The webcast will also be archived on www.sourceinterlink.com for 30 days.

ABOUT SOURCE INTERLINK COMPANIES, INC.
Source Interlink Companies, Inc. (NASDAQ: SORC), a $2.2 Billion media and marketing services company operating in 25 states, is a leading U.S. distributor of home entertainment products and services and one of the largest publishers of magazines and online content for enthusiast audiences.  Source Interlink Media, LLC publishes over 75 magazines and 90 related web sites.  Source Interlink Distribution services tens of thousands of retail store locations throughout North America distributing DVDs, music CDs, magazines, video games, books, and related items. In addition to distributing over 6,000 distinct magazine titles annually, the Company maintains the largest in-stock catalog of CDs and DVDs in the U.S. -- a combined total of more than 260,000 titles. Supply chain relationships include consumer goods advertisers, subscribers, movie studios, record labels, magazine and newspaper publishers, confectionary companies and manufacturers of general merchandise.

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to, among other things, future business plans, strategies and financial position, working capital and capital expenditure needs, growth opportunities, and any statements of belief and any statements of assumptions underlying any of the foregoing.

These forward-looking statements reflect Source Interlink's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Factors that could cause actual results to differ include: (i) adverse trends in advertising spending; (ii) interest rate volatility and the consequences of significantly increased debt obligations (iii) price  volatility in fuel, paper and other raw materials used in our businesses; (iv) market acceptance of and continuing retail demand for physical copies of magazines, books, DVDs, CDs and other home entertainment products; (v) our ability to realize additional operating efficiencies, cost savings and other benefits from recent acquisitions, (iii) an evolving market for entertainment media, (vi) the ability to obtain product in sufficient quantities; (vii) adverse changes in general economic or market conditions; (viii) the ability to attract and retain employees; (ix) intense competition in the marketplace and (x) other events and other important factors disclosed previously and from time to time in Source Interlink's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 30, 2008. Source Interlink does not intend to, and disclaims any duty or obligation to, update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.

Contact:
Robert L. Carl
Vice President, Investor Relations
Source Interlink Companies, Inc.
239-949-4450

###

Financial Tables Follow

SOURCE INTERLINK COMPANIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2008	2007	2008	2007

Revenues, net:
Distribution	$462,954	$500,974	$1,393,482	$1,380,619
Advertising	56,297	67,471	180,933	67,471
Circulation	29,102	32,132	90,492	32,132
Manufacturing	10,601	8,315	30,365	22,325
Claiming and information	2,428	3,429	9,127	10,542
Other	30,350	26,828	78,368	35,612
Total revenues, net	591,732	639,149	1,782,767	1,548,701
Cost of goods sold	407,027	436,034	1,218,540	1,152,602

Gross profit	184,705	203,115	564,227	396,099
Distribution, circulation and fulfillment	54,828	55,801	164,709	138,832
Selling, general and administrative expenses	84,142	96,194	272,834	176,755
Depreciation and amortization	18,088	20,354	54,190	34,176
Integration, consolidation and relocation expense	23,919	1,185	27,966	1,269
Provision for customer bankruptcy	10,208	-	10,208	-
Write off of acquisition-related assets	-	-	6,503	-
Disposal of land, building and equipment, net	-	94	-	174
Impairment of goodwill and intangible assets	-	-	270,847	-

Operating (loss) income	(6,480)	29,487	(243,030)	44,893

Other expenses:
Interest expense	(30,204)	(36,079)	(88,184)	(42,539)
Interest income	131	519	403	797
Write off of deferred financing fees	-	(1,313)	(1,048)	(1,313)
Other (expense) income	(61)	(49)	(450)	150

Total other expense	(30,134)	(36,922)	(89,279)	(42,905)

(Loss) income from continuing operations, before income taxes	(36,614)	(7,435)	(332,309)	1,988
Income tax (benefit) expense	(16)	(2,974)	-	795
Minority interest in income of subsidiary	-	-	(1,035)	-
(Loss) income from continuing operations	(36,598)	(4,461)	(333,344)	1,193
Loss from discontinued operations, net of taxes	-	-	-	(1,608)
Net loss	$(36,598)	$(4,461)	$(333,344)	$(415)

(Loss) earnings per share – Basic and diluted
Continuing operations	$(0.70)	$(0.09)	$(6.37)	$0.02
Discontinued operations	-	-	-	(0.03)
Total	$(0.70)	$(0.09)	$(6.37)	$(0.01)

Weighted average shares outstanding – Basic and diluted	52,321	52,321	52,321	52,261

SOURCE INTERLINK COMPANIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	October 31,	January 31,
	2008	2008
	(unaudited)

Assets
Current assets
Cash	$5,782	$35,650
Trade receivables, net	184,408	183,475
Purchased claims receivable	17,628	14,412
Inventories	382,711	290,507
Deferred tax asset	22,928	23,107
Other	21,325	20,679

Total current assets	634,782	567,830

Property, plants and equipment	165,688	150,612
Less accumulated depreciation and amortization	(58,429)	(42,708)

Net property, plants and equipment	107,259	107,904

Other assets
Goodwill, net	873,619	1,069,835
Intangibles, net	528,245	637,082
Other	59,202	53,354

Total other assets	1,461,066	1,760,271

Total assets	$2,203,107	$2,436,005

SOURCE INTERLINK COMPANIES, INC.
CONSOLIDATED BALANCE SHEETS (CONCLUDED)
(in thousands, except per share amounts)

	October 31,	January 31,
	2008	2008
	(unaudited)

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable (net of allowance for returns of $197,913 and $174,751 at October 31, 2008 and January 31, 2008, respectively)	$495,034	$372,429
Accrued expenses	106,100	123,973
Deferred revenue	81,984	79,918
Current portion of obligations under capital leases	1,432	1,406
Current maturities of debt	13,568	15,369

Total current liabilities	698,118	593,095

Deferred tax liability	8,597	8,944
Obligations under capital leases, less current portion	1,447	1,826
Debt, less current maturities	1,399,393	1,359,210
Other	14,809	32,429

Total liabilities	2,122,364	1,995,504

Minority interest	-	25,978

Commitments and contingencies

Stockholders’ equity
Contributed capital:
Preferred stock, $0.01 par (2,000 shares authorized; none issued)	-	-
Common stock, $0.01 par (100,000 shares authorized; 52,321 shares issued and outstanding at October 31, 2008 and January 31, 2008)	523	523
Additional paid-in-capital	477,032	476,099

Total contributed capital	477,555	476,622
Accumulated deficit	(399,003)	(65,659)
Accumulated other comprehensive income	2,191	3,560

Total stockholders’ equity	80,743	414,523

Total liabilities and stockholders’ equity	$2,203,107	$2,436,005

SOURCE INTERLINK COMPANIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine months ended October 31,
	2008	2007

Operating Activities
Net loss	$(333,344)	$(415)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	57,671	38,566
Amortization of deferred financing costs	6,886	1,313
Provision for losses on accounts receivable	14,570	2,035
Stock compensation expense	188	179
Loss on sale of discontinued operation	-	730
Impairment of goodwill and intangible assets	270,847	-
Other	8,687	(2,699)
Changes in assets and liabilities (excluding business acquisitions):
Increase in accounts receivable	(18,357)	(26,171)
Increase in inventories	(92,262)	(104,429)
Increase in other current and non-current assets	(7,843)	(1,991)
Increase in deferred revenue	2,067	1,164
Increase in accounts payable and other liabilities	110,740	148,731
Cash provided by operating activities	19,850	57,013

Investment Activities
Capital expenditures	(25,033)	(20,486)
Purchase of claims	(71,010)	(76,752)
Payments received on purchased claims	67,795	82,584
Proceeds from sale of Wood Manufacturing division, net of cash transferred	-	9,828
Acquisition of the remainder of Automotive.com, Inc.	(42,000)	-
Acquisition of Primedia Enthusiast Media, Inc., net of cash acquired	4,355	(1,195,017)
Other	(1,953)	170
Cash used for investing activities	(67,846)	(1,199,673)

Financing Activities
Decrease in checks issued against revolving credit facility	-	(11,952)
Borrowings under credit facilities	50,300	1,228,541
Payment of deferred purchase price liabilities	(7,319)	(2,662)
Deferred financing costs	(12,430)	(33,581)
Payments on notes payable and capital leases	(12,667)	(5,092)
Proceeds from the issuance of common stock	-	716
Excess tax benefit from exercise of stock options	745	389
Other	(501)	(651)
Cash provided by financing activities	18,128	1,175,708

(Decrease) increase in cash	(29,868)	33,048
Cash, beginning of period	35,650	-
Cash, end of period	$5,782	$33,048

FREE CASH FLOW
The table below reports free cash flow results on a comparative basis for the three month and nine month periods ended October 31 for fiscal years 2008 and 2009.  Free cash flow is comprised of cash flow from operations on a GAAP basis, which includes changes in working capital, the net claiming activity relating to our RDA Advance Pay Program, less capital expenditures.

	Three months ended		Nine months ended
	October 31,		October 31,
(in millions)	2008	2007	2008	2007

Cash provided by operations	$7.7	$47.5	$19.9	$57.0
Capital expenditures	(6.1)	(11.1)	(25.0)	(20.5)
Net claiming activity	(3.5)	(6.1)	(3.2)	5.8

Free cash flow	$(1.9)	$30.3	$(8.4)	$42.3

GAAP to ADJUSTED RECONCILIATION

See table below for reconciliation of GAAP financial results to adjusted amounts for the three month periods and nine month periods ended October 31, 2008 and 2007.

	Three months ended October 31, 2008
(in millions)	Media	Periodical Fulfillment Services	DVD and CD Fulfillment	Eliminations	Consolidated

GAAP Revenues	$115.2	$244.5	$239.1	$(7.0)	$591.7
Opening balance sheet deferred revenue adjustment	0.8	-	-	-	0.8

Adjusted Revenues	$116.0	$244.5	$239.1	$(7.0)	$592.6

	Three months ended October 31, 2007
(in millions)	Media	Periodical Fulfillment Services	DVD and CD Fulfillment	Eliminations	Consolidated

GAAP Revenues	$132.9	$253.2	$261.1	$(8.0)	$639.1
Opening balance sheet deferred revenue adjustment	1.0	-	-	-	1.0

Adjusted Revenues	$133.9	$253.2	$261.1	$(8.0)	$640.1

	Nine months ended October 31, 2008
(in millions)	Media	Periodical Fulfillment Services	DVD and CD Fulfillment	Eliminations	Consolidated

GAAP Revenues	$363.0	$765.7	$675.5	$(21.4)	$1,782.8
Opening balance sheet deferred revenue adjustment	2.5	-	-	-	2.5

Adjusted Revenues	$365.5	$765.7	$675.5	$(21.4)	$1,785.3

	Nine months ended October 31, 2007
(in millions)	Media	Periodical Fulfillment Services	DVD and CD Fulfillment	Eliminations	Consolidated

GAAP Revenues	$132.9	$736.7	$687.1	$(8.0)	$1,548.7
Opening balance sheet deferred revenue adjustment	1.0	-	-	-	1.0

Adjusted Revenues	$133.9	$736.7	$687.1	$(8.0)	$1,549.7

	Three months ended October 31, 2008
	Operating Income
(in millions)	Media	Periodical Fulfillment Services	DVD and CD Fulfillment	Shared Services	Consolidated	Income from Continuing Operations

GAAP	$10.6	$(12.9)	$1.1	$(5.3)	$(6.5)	$(36.6)
Amortization of acquired intangibles	9.1	1.4	1.1	-	11.6	11.6
Opening balance sheet deferred revenue adjustment	0.8	-	-	-	0.8	0.8
Integration, relocation and consolidation expense	0.4	20.8	1.1	1.6	23.9	23.9
Stock compensation expense	-	-	-	0.1	0.1	0.1
Provision for customer bankruptcy	0.9	-	9.3	-	10.2	10.2
Difference in GAAP and adjusted tax rate	-	-	-	-	-	(0.3)

Adjusted	$21.8	$9.4	$12.6	$(3.6)	$40.2	$9.7

(in millions)	Media	Periodical Fulfillment Services	DVD and CD Fulfillment	Shared Services	Consolidated

Adjusted Operating Income	$21.8	$9.4	$12.6	$(3.6)	$40.2
Depreciation and other amortization	2.9	2.0	2.1	0.8	7.8
Other income (expense)	(0.0)	0.1	-	(0.1)	(0.0)

Adjusted EBITDA	$24.7	$11.4	$14.7	$(2.9)	$47.9

	Three months ended October 31, 2007
	Operating Income
(in millions)	Media	Periodical Fulfillment Services	DVD and CD Fulfillment	Shared Services	Consolidated	Income from Continuing Operations

GAAP	$15.6	$9.6	$9.2	$(4.8)	$29.5	$(4.5)
Amortization of acquired intangibles	9.8	1.8	2.6	-	14.2	8.5
Opening balance sheet deferred revenue adjustment	1.0	-	-	-	1.0	0.6
Integration, relocation and consolidation expense	0.2	0.6	-	0.4	1.2	0.7
Disposal of land, building and equipment, net	-	0.1	-	-	0.1	0.1
Accretion of Automotive.com liability	-	-	-	-	-	0.2
Amortization of Bridge Facility fees	-	-	-	-	-	1.3
Write off of deferred financing fees	-	-	-	-	-	0.8
Difference in GAAP and adjusted tax rate	-	-	-	-	-	4.8

Adjusted	$26.5	$12.1	$11.8	$(4.4)	$45.9	$12.6

(in millions)	Media	Periodical Fulfillment Services	DVD and CD Fulfillment	Shared Services	Consolidated

Adjusted Operating Income	$26.5	$12.1	$11.8	$(4.4)	$45.9
Depreciation and other amortization	3.5	1.0	1.7	0.5	6.6
Other income (expense)	0.1	(0.1)	-	(0.0)	(0.0)

Adjusted EBITDA	$30.0	$13.0	$13.5	$(3.9)	$52.5

	Nine months ended October 31, 2008
	Operating Income
(in millions)	Media	Periodical Fulfillment Services	DVD and CD Fulfillment	Shared Services	Consolidated	Income from Continuing Operations

GAAP	$(234.5)	$(0.9)	$9.3	$(16.9)	$(243.0)	$(332.3)
Amortization of acquired intangibles	27.3	4.3	3.3	-	34.9	34.9
Opening balance sheet deferred revenue adjustment	2.5	-	-	-	2.5	2.5
Integration, relocation and consolidation expense	2.4	21.3	2.5	1.7	28.0	28.0
Stock compensation expense	-	-	-	0.1	0.1	0.1
Provision for customer bankruptcy	0.9	-	9.3	-	10.2	10.2
Impairment of goodwill and intangibles	270.8	-	-	-	270.8	270.8
Write-off of acquisition-related assets	-	4.6	-	1.9	6.5	6.5
Write-off of deferred financing fees	-	-	-	-	-	1.0
Amortization of Bridge Facility fees	-	-	-	-	-	3.7
Difference in GAAP and adjusted tax rate	-	-	-	-	-	(0.8)

Adjusted	$69.5	$29.3	$24.4	$(13.2)	$110.0	$24.7

(in millions)	Media	Periodical Fulfillment Services	DVD and CD Fulfillment	Shared Services	Consolidated

Adjusted Operating Income	$69.5	$29.3	$24.4	$(13.2)	$110.0
Depreciation and other amortization	8.9	5.4	6.6	2.6	23.5
Other income (expense)	(0.0)	(0.2)	-	(0.3)	(0.5)

Adjusted EBITDA	$78.4	$34.6	$31.0	$(10.9)	$133.1

	Nine months ended October 31, 2007
	Operating Income
(in millions)	Media	Periodical Fulfillment Services	DVD and CD Fulfillment	Shared Services	Consolidated	Income from Continuing Operations

GAAP	$15.6	$23.4	$19.6	$(13.7)	$44.9	$1.2
Amortization of acquired intangibles	9.8	4.6	7.1	-	21.4	12.8
Opening balance sheet deferred revenue adjustment	1.0	-	-	-	1.0	0.6
Integration, relocation and consolidation expense	0.2	0.6	-	0.4	1.2	0.7
Stock compensation expense	-	-	-	0.2	0.2	0.1
Disposal of land, building and equipment, net	-	0.1	-	-	0.1	0.1
Gain on sale of assets	-	(0.2)	-	-	(0.2)	(0.2)
Accretion of Automotive.com liability	-	-	-	-	-	0.2
Write-off of deferred financing fees	-	-	-	-	-	0.8
Amortization of Bridge Facility fees	-	-	-	-	-	1.3
Difference in GAAP and adjusted tax rate	-	-	-	-	-	4.8

Adjusted	$26.5	$28.5	$26.7	$(13.1)	$68.6	$22.5

(in millions)	Media	Periodical Fulfillment Services	DVD and CD Fulfillment	Shared Services	Consolidated

Adjusted Operating Income	$26.5	$28.5	$26.7	$(13.1)	$68.6
Depreciation and other amortization	3.5	3.2	5.4	1.6	13.7
Other income (expense)	0.1	0.1	-	(0.0)	0.2

Adjusted EBITDA	$30.0	$31.8	$32.1	$(11.5)	$82.4